SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 28, 2004

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2004, Riverstone Networks, Inc. (“Riverstone” or the “Registrant”), along with certain current and former directors and officers of Registrant, entered into an agreement with A I Management and Professional Liability Claim Adjusters (as agent for New Hampshire Insurance Company and AIG Europe (UK) Limited) and AIG Europe (UK) Limited (collectively, “AIG”). Under the terms of the settlement, AIG agreed to pay Registrant approximately $6.5 million in cash, constituting the proceeds of directors and officers liability insurance policies covering Registrant and its directors and officers. The payments are to be used to fund, in part, the $20.25 million class action and derivative litigation settlements announced by Registrant earlier this year. In exchange for the payment by AIG, the parties agreed to mutual releases of all claims with respect to the insurance policies.

Riverstone has received payment of the $6.5 million. The class action settlement will be funded upon preliminary court approval of the settlement. Fee and expense payments in the derivative litigation will be paid upon the court’s final approval of the settlement in that case.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2004

RIVERSTONE NETWORKS, INC.

By	/s/ Roger A. Barnes
Name:	Roger A. Barnes
Title:	Executive Vice President, Chief Financial Officer